United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2006 (September 14, 2006)

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28926	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive, Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (703) 984-8400

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 18, 2006, ePlus inc. (the "Company") issued a press release announcing the results of a jury trial conducted in the Fairfax County, Virginia Circuit Court from Sept. 11-14, 2006.   On September 14, 2006, the jury returned a verdict for Banc of America Leasing & Capital, LLC (BoA) and against ePlus Group, inc. (“ePlus”) in the amount of $3,025,000, plus interest at $395.97 per day beginning on December 22, 2004 through the judgment date.

As previously disclosed, BoA filed suit against ePlus Group, inc. in May 2005.  The suit alleged a breach of warranties made in a Finance Program Agreement relating to a financing transaction between ePlus and BoA, in which BoA financed an installment sale of equipment to Cyberco Holdings, Inc. (“Cyberco”) from a third party vendor.  After the equipment was financed, the parties discovered that, unknown to ePlus or BoA, Cyberco was committing a sophisticated fraud.   The jury appears to have concluded that, by and between ePlus and BoA, ePlus bore the risk of Cyberco’s fraud.  As of the date of this release, the final judgment has not been entered by the judge, and on October 13, 2006 the court is scheduled to hold a hearing on BoA’s possible award of attorneys’ fees, at which BoA is expected to seek approximately $1,000,000.

In April, 2006, the United States Attorney for the Western District of Michigan asserted that Cyberco defrauded approximately 40 financial institutions of approximately $90 million. In June 2006, one of the principals of Cyberco pled guilty to fraud, money laundering, and conspiracy. Cyberco, related affiliates, and at least one principal are in Chapter 7 bankruptcy, and no future payments are expected from Cyberco.

As previously disclosed, ePlus has settled a lawsuit with GMAC Commercial Finance, LLC (“GMAC”) in the amount of $6 million. The BoA and GMAC suits are the only two suits regarding Cyberco in which ePlus is the defendant.

While ePlus is disappointed in the verdict, it believes that it has strong grounds for appeal, and expects to appeal once there is a final order in the case.  The adverse verdict has been recorded in the year ended March 31, 2006.  The estimated after-tax loss, calculated using ePlus' 41% tax rate, is approximately $2.5 million.

A copy of the Company’s press release issued on September 18, 2006 is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) The following exhibits are filed as part of this report:

Exhibit Number	Exhibit Description

99.1	Press Release dated September 18, 2006 issued by ePlus inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Steven J. Mencarini
Steven J. Mencarini
Date: September 18, 2006	Chief Financial Officer

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